Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-277339) pertaining to the GeneDx Holdings Corp. Amended and Restated 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan,
(2)Registration Statement (Form S-8 No. 333-273797) pertaining to the GeneDx Holdings Corp. 2023 Equity Inducement Plan,
(3)Registration Statement (Form S-8 No. 333-271432) pertaining to the GeneDx Holdings Corp. Amended and Restated 2021 Equity Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-269165) pertaining to the GeneDx Holdings Corp. 2021 Equity Incentive Plan and GeneDx Holdings Corp. 2021 Employee Stock Purchase Plan,
(5)Registration Statement (Form S-3 No. 333-291110) of GeneDx Holdings Corp.,
(6)Registration Statement (Form S-3 No. 333-267108) of GeneDx Holdings Corp,
(7)Registration Statement (Form S-8 No. 333-264627) pertaining to the Sema4 Holdings Corp. Non-Plan Inducement Awards,
(8)Registration Statement (Form S-8 No. 333-262338) pertaining to the Sema4 Holdings Corp. 2021 Equity Incentive Plan and Sema4 Holdings Corp. 2021 Employee Stock Purchase Plan,
(9)Registration Statement (Form S-8 No. 333-260481) pertaining to the Sema4 Holdings Corp. Earn-out RSU Awards, and
(10)Registration Statement (Form S-8 No. 333-259815) pertaining to the Sema4 Holdings Corp. 2021 Equity Incentive Plan, Sema4 Holdings Corp. 2021 Employee Stock Purchase Plan, the outstanding stock options under the Mount Sinai Genomics, Inc. d/b/a Sema4 2017 Equity Incentive Plan and Sema4 Holdings Corp. Earn-out RSU Awards
of our reports dated February 23, 2026, with respect to the consolidated financial statements of GeneDx Holdings Corp. and the effectiveness of internal control over financial reporting of GeneDx Holdings Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ ERNST & YOUNG LLP
New York, New York
February 23, 2026